MARSH & McLENNAN COMPANIES INC.,
                                     Issuer,

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                                     Trustee
                                                            --------------
                          FIRST SUPPLEMENTAL INDENTURE
                            Dated as of June 14, 1999
                                                            --------------

          $600,000,000 principal amount of 6-5/8% Senior Notes Due 2004 $400,000,000 principal amount of 7-1/8% Senior Notes Due 2009




     FIRST SUPPLEMENTAL INDENTURE, dated as of June 14, 1999, between MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (the "Company" and hereinafter the "Issuer"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Issuer and the Trustee executed and delivered an Indenture dated as of June 14, 1999 (as supplemented hereby, the "Indenture"), to provide for the issuance by the Issuer from time to time of senior debt securities evidencing its unsecured indebtedness;

     WHEREAS, pursuant to a Board Resolution, the Issuer has authorized the issuance of $600,000,000 principal amount of 6-5/8% Senior Notes due 2004 (the "6-5/8% Notes") and $400,000,000 principal amount of 7-1/8% Senior Notes due 2009 (the "7-1/8% Notes", together with the 6-5/8% Notes, the "Offered Securities");

     WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture;

     WHEREAS, the Issuer desires to establish the terms of the Offered Securities in accordance with Section 2.01 of the Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Indenture;

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid indenture and agreement according to its terms have been done; and

     NOW, THEREFORE, for and in consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

                                   ARTICLE 1.

     Section 1.1. Terms of Offered Securities. The following terms relating to the Offered Securities are hereby established:

     (1) The 6-5/8% Notes shall constitute a series of securities having the title "6-5/8% Senior Notes due 2004" and the 7-1/8% Notes shall constitute a series of securities having the title "7-1/8% Senior Notes due 2009."

     (2) The aggregate principal amount of the 6-5/8% Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07 or 9.01) shall be up to $600,000,000. The aggregate principal amount of the 7-1/8% Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07 or 9.01) shall be up to $400,000,000.

     (3) The entire outstanding principal of the 6-5/8% Notes shall be payable on June 15, 2004 plus any unpaid interest accrued to such date and the entire outstanding principal of the 7-1/8% Notes shall be payable on June 15, 2009 plus any unpaid interest accrued to such date.

     (4) The rate at which the 6-5/8% Notes shall bear interest shall be 6-5/8% per annum and the rate at which the 7-1/8% Notes shall bear interest shall be 7-1/8% per annum; the date from which interest shall accrue on the Offered Securities shall be June 14, 1999; the Interest Payment Dates for the Offered Securities on which interest will be payable shall be June 15 and December 15 in each year, beginning December 15, 1999; the Regular Record Dates for the interest payable on the Offered Securities on any Interest Payment Date shall be the June 1 and December 1 preceding the applicable Interest Payment Date; and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

     (5) (A) Each of the Offered Securities may be redeemed in whole at any time or in part from time to time, at the option of the Issuer, at a redemption price equal to the greater of (i) 100% of the principal amount of the applicable series of Offered Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of Offered Securities discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 10 basis points for the 6-5/8% Notes or the applicable Treasury Rate plus 15 basis points for the 7-1/8% Notes, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date (the "Redemption Price").

     (B)(i) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Offered Securities in accordance with Section 1.1(5)(A), the Company shall, or shall cause the Trustee to, give notice of such redemption to holders of the Offered Securities of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Security Register. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder received the notice. In any case, failure duly to give such notice to the holder of any Offered Security designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Offered Security of such series or of another series.

     Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price at which the Offered Securities are to be redeemed, and shall state that payment of the Redemption Price of such Offered Securities to be redeemed will be made at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, upon presentation and surrender of such Offered Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and, that from and after said date interest will cease to accrue. If less than all the Offered Securities of a series are to be redeemed, the notice to the holders of the Offered Securities of that series to be redeemed in whole or in part shall specify the particular Offered Securities to be redeemed. In case any Offered Security is to be redeemed in part only, the notice that relates to such Offered Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such security, a new Offered Security or Offered Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

     (ii) If less than all the Offered Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Offered Securities of the series to be redeemed, and thereupon the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to one thousand U.S. dollars ($1,000) or any integral multiple thereof) of the principal amount of such Offered Securities of a denomination larger than $1,000, the Offered Securities to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Offered Securities to be redeemed, in whole or in part.

     The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Offered Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

     (C) As used herein:

     "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated by the Independent Investment Banker on the third Business Day preceding the redemption date.

     "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Offered Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Offered Securities.

     "Independent Investment Banker" means either Chase Securities Inc. or Morgan Stanley & Co. Incorporated, and their respective successors, or, if both firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Issuer.

     "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer" means (i) Chase Securities Inc. and Morgan Stanley & Co. Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for such underwriter another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Issuer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     With respect to Section 5(A)(ii) above, the Trustee shall be entitled to rely upon the calculations of the Independent Investment Banker.

     (6) The Offered Securities shall not be redeemable at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The Offered Securities will not have the benefit of any sinking fund.

     (7) The Offered Securities shall be issuable in denominations of $1,000 and any integral multiple thereof.

     (8) The Trustee shall also be the security registrar and paying agent for the Offered Securities.

     (9) Payments of the principal of and interest on the Offered Securities shall be made in U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

     (10) The holders of the Offered Securities shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events.

     (11) The Notes shall not be subordinated to any other debt of the Issuer, and shall constitute senior unsecured obligations of the Issuer.

     (12) The Offered Securities are issuable in book entry form and are not convertible into shares of common stock or other securities of the Company.

     Section 1.2. Amendment to Article IV. Article IV of the Indenture is hereby amended to include the following covenant with respect to the Offered Securities only (and not with respect to any other series of securities issuable pursuant to the Indenture unless the supplemental indenture relating thereto expressly so provides), which reads in its entirety as follows:

     Section 4.06. Limitation on Liens on Stock of Significant Subsidiaries. The Company will not, and it will not permit any Subsidiary of the Company to, at any time directly or indirectly create, assume, incur or permit to exist any Indebtedness secured by a pledge, lien or other encumbrance (any pledge, lien or other encumbrance being hereinafter in this Section referred to as a "lien") on the voting stock of Marsh Inc., Putnam Investments, Inc. or Mercer Consulting Group, Inc. (each a "Significant Subsidiary") without making effective provision whereby the Offered Securities then Outstanding (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Offered Securities and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated or required, to provide such security) shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be so secured.

     "Indebtedness" of any person means the principal of and premium, if any, and interest due on indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, "indebtedness for money borrowed" means (i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of properly, assets or businesses (provided, however, that the deferred purchase price of any business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party. For purposes of this covenant only, Indebtedness also includes any obligation of, or any obligation guaranteed by, any Person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge or similar instrument or agreement.

     If the Company shall hereafter be required to secure the Offered Securities equally and ratably with any other Indebtedness pursuant to this Section, (i) the Company will promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the holders of the Offered Securities so secured.


     Section 1.3. Amendment of Section 6.01(a)(1). Section 6.01(a)(1) of the Indenture is hereby amended and restated in its entirety with respect to the Offered Securities only (and not with respect to any other series of securities issuable pursuant to the Indenture unless the supplemental indenture relating thereto expressly so provides) as follows:

     (1) the Company defaults in the payment of any installment of interest upon any of the Securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose.

     Section 1.4. Amendment of Article Ten. Article Ten of the Indenture is hereby amended and restated in its entirety with respect to the Offered Securities only (and not with respect to any other series of securities issuable pursuant to the Indenture unless the supplemental indenture relating thereto expressly so provides) as follows:

     Section 10.01. Company May Consolidate, Etc., Only on Certain Terms. (a) Subject to Section 10.01(c) below, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

     (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


     Section 10.02. Successor Substitute. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 10.01 above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Offered Securities.

     Section 10.03. Evidence of Consolidation, Etc. to Trustee. The Trustee, subject to the provisions of Section 7.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

     Section 1.5. Trustee's obligations with respect to the Covenants. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer's compliance with the covenants contained in this Article One or with respect to reports or other documents filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer's timely delivery of all reports and certificates required under Sections 5.01 and 5.03 of the Indenture and to fulfill its obligations under Article Seven of the Indenture.

     Section 1.6. Form of Note. The form of the 6-5/8 Notes and the 7-1/8 Notes is attached hereto as Exhibit A.

                                   ARTICLE II

                                 MISCELLANEOUS

     Section 2.1. Definitions. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

     Section 2.2. Confirmation of Indenture. The Indenture, as heretofore supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     Section 2.3. Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

     Section 2.4.  Governing  Law.  This  First  Supplemental  Indenture,   the
Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.

     Section 2.5. Seperability. In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.6. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Supplemental Indenture has been duly executed by the Company and the Trustee as of the day and year first written above.


                                                MARSH & McLENNAN COMPANIES, INC.

                                                By: /s/ Pierre D. Bognon
                                                   Authorized Signatory
                                                   Name:  Pierre D. Bognon
                                                   Title: Vice President &
                                                          Treasurer


                                                STATE STREET BANK AND TRUST
                                                COMPANY, as Trustee

                                                By: /s/ Roland S. Gustafsen
                                                Authorized Signatory
                                                Name:  Roland S. Gustafsen
                                                Title: Assistant Vice President